                                                                   EXHIBIT 10.38
                                             (Translated from German to English)

PHILIPS                                                                  PHILIPS

PHILIPS MIETSYSTEM GmbH
LEASING CONTRACT NO.: 05 02219 097                                       PMG
                                                    Steindamm 55  Bruhl 76
                                                    20099 Hamburg  04109 Leipzig

Prodac
Prozessdatentechnik GmbH
Max-Planck-Str. [unclear]
[unclear] Cologne


(Customer)                                                                 (PMG)
----------                                                                 -----

By jointly signing this document, the parties enter into a leasing contract concerning the products listed herein. The leasing terms attached to this contract shall apply (3rd + 7th pages of the form). The prevailing statutory
                     --------------------------------------------------------
value-added tax shall be added to all of the listed sums.
--------------------------------------------------------

Pos.                    Qty.            Product No./title               Use
                                                                        DM/MO.
                                                                        ------



[illegible]






One-time costs (payable         Total sum for the use
in addition to first monthly ------- (payable monthly in advance) [sum unclear] payment) DM:
------------------------------------

Imputed term:  34 months   System: 3.0     Tentative delivery date: [illegible]
-------------  ---------   -----------     ------------------------------------


Location:    see side agreement
---------    ------------------

UNTIL REVOCATION, THE CUSTOMER HEREBY AUTHORIZES PMG TO CHARGE THE COMPENSATION PAYABLE PURSUANT TO THE LEASE CONTRACT--PLUS THE PREVAILING STATUTORY VALUE-ADDED TAX--FROM THE ACCOUNT DESIGNATED BELOW.
IN THE ABSENCE OF A DEBIT AUTHORIZATION, WE WILL TAKE THE LIBERTY OF INCREASING
-------------------------------------------------------------------------------
THE USE CHARGE BY DM 7.00.
--------------------------

Exact name of bank, bank wire number, account number:
[illegible] AG Cologne, bank wire no. [illegible]
-------------------------------------------------
[stamp]
Prodac                                                 Date:  [illegible]
Prozessdatentechnik GmbH
- Electronicsysteme -                               Philips Mietsysteme GmbH

Max-Planck-Str. 38   50858 Cologne
----------------------------------
Company stamp and legally binding
signature of the customer
-------------------------

Management:                             Steindamm 55-59                 Leipzig branch
Wilhelm [illegible]                     20099 Hamburg                   Bruhl 76
Paul [illegible]                        Telephone: (040) 284 32-0       04109 Leipzig
                                        Fax:  (040) 286 32-299          Telephone:  (0341) 2 11 52 58
Chairman of the Supervisory Board       Telegram:  [illegible]                      (0341) 2 11 52 02
[illegible]                                                             Fax:        (0341) 2 11 63 74

Corporate domicile: [illegible]         Bank connection:                Bank connection:
[illegible]:  HRB [illegible]           Hamburgische Landesbank         BW Bank Leipzig

PHILIPS                                                                  PHILIPS


PHILIPS MIETSYSTEM GmbH

LEASING CONTRACT NO.:  95 02219 097


Prodac
Prozessdatentechnik GmbH
Max-Planck-Str. 38
50858 Cologne



LEASE TERMS

I. SUBJECT MATTER OF CONTRACT: 1. Pursuant to this contract, PMG shall permit the customer to engage in paid use of the products listed on the front page.

2. The customer is aware that PMG acquires the products specifically for the individual contract in order to make them available for use by the customer for the term of the contract in exchange for payment of monthly compensation.

II. DELIVERY: 1. The delivery of the operationally ready products shall be defined in a delivery protocol, of which the customer shall receive a copy.

2. The delivery period shall be extended in a reasonable manner, if PMG is prevented from performing this contract in a timely manner due to strike, lock-out, Act of God or delivery disruptions with the manufacturer, supplier or subcontractor. The customer may terminate the contract if PMG is in default and does not perform within a reasonable grace period. Deadline imposition and notice of termination must be in writing. If PMG is in default with respect to a portion of the delivery, and the customer is able to use the other products independently, the customer shall be solely entitled to a corresponding partial termination of the contract.

3. If it is impossible for PMG to perform the contract in whole or in part due to the reasons stated in section 2, PMG shall be released from its duty to deliver and the customer shall be released from its duty to pay.

4. PMG shall be entitled to make partial deliveries and render partial services.

5. As long as the customer is in default with respect to payment of the monthly compensation or payment on a delivery or service which PMG provided pursuant to this contract, PMG shall be entitled to withhold deliveries or services without incurring an obligation to make compensation for any damages which arise.

III. CONTRACT TERM: 1. The use relationship shall begin on the date of delivery of the operationally ready products. If PMG makes partial deliveries which can be used by the customer independent of the still outstanding deliveries, and pro rata compensation can be seen from the contract or delivery protocol, the use period shall begin separately for each sub-product upon operationally ready delivery.

2.   The contract is entered into for an indefinite term.

3. The customer may terminate the use relationship or the individual sub-use relationships upon notice of 6 months no earlier than the end of the imputed term. The imputed term (in months) shall begin at the beginning of contractual payment.

4. PMG hereby irrevocably offers the customer the opportunity to rescind the contract on a mutually agreeable basis in exchange for a compensation payment. The customer may accept this offer upon declaration notice of 6 months effective no earlier than the end of the month following the respective beginning of contractual payment which corresponds to half of the stipulated imputed term-- rounded up to full months. This offer shall only apply if 40% of the ordinary operational useful life has been fulfilled.

A settlement payment shall be due upon acceptance of the contract. It shall be calculated based on the total of the compensation still outstanding through the expiration of the imputed term. Upon acceptance of this offer, the remaining sum shall accrue interest at the prevailing Bundesbank discount rate at the time of premature end of the contract. The sum, plus the prevailing value-added tax, shall be due without deduction on the date of the premature end of the contractual relationship. (In addition, the costs of return pursuant to section XV shall be due).

In the event of the sale of the products returned to PMG within 90 days, 90% of the net sales proceeds--but not more than the amount of the compensation payment therefor--shall be credited to the customer.

IV.  PAYMENT:  1. The customer shall pay compensation [underlined by hand] on a
                                                                           ----
monthly basis in advance starting from the first day of the month following
------------------------
delivery of the operationally ready products. The compensation shall not include any fees payable to the Deutsche Bundespost or other agency.

2. If the customer defaults on a payment, PMG shall be entitled to charge interest in the amount of [circled by hand] 3% above the respective [underlined by hand] discount rate of the Deutsche Bundesbank.
         -------------

3. The customer may only assert a right of retention if said right is based on claims arising from this leasing contract. He shall be entitled to an offset against the claims of PMG if PMG has acknowledged the customer's counter claim or if said counter claim has been established by final judicial determination.


V. CHANGE IN COMPENSATION: 1. The monthly compensation may be adjusted accordingly if the delivery of products pursuant to the agreement takes place more than 4 months following the conclusion of the contract and the sales prices for the products charged by the suppliers changes during this period.

2. If the cost factors which influence the compensation change following conclusion of the contract, or if the taxes payable in connection with this contract are changed, revoked or reintroduced, the monthly compensation may be adjusted in accordance with the changed circumstances.

3. The adjustment shall be made in writing and shall include communication of the amount and the point in time from which the change of compensation shall apply.

4. If, as a result of the adjustment pursuant to section 2--in relation to the overall leasing period to date--the compensation increases by more than an annual average of 5%, the customer shall be entitled to terminate the contract within a period of 4 weeks following receipt of the written notice of modification; said termination shall be effective on the date on which the new compensation would become effective in the absence of termination. Said termination right on the part of the customer shall not exist if new or modified taxes were the reason for the increase of compensation.

VI. LIST, DELIVERY: PMG hereby assumes all transport of the products. The customer shall bear the expense of installation. The customer shall establish empty pipes, line networks and rooms intended for setting up the products in a timely manner at its own expense in accordance with the regulations of the manufacturer or supplier.

VII. GUARANTEE/ASSIGNMENT OF CLAIMS: PMG hereby extends to the customer a guarantee against material and legal defects on the part of the products in such a manner that it assigns to the customer all claims, particularly guarantee, remedial measures, guarantee and compensatory damage claims under its contract with the supplier. The user hereby accepts said assignment and waives the assertion of such claims against PMG.

With regard to the product, the customer shall therefore hold claims solely against the supplier; specifically, the customer shall not be entitled to reduce or withhold compensation payable to PMG by asserting defects with respect to the product.

VIII. OWNERSHIP AND POSSESSION: 1. The products shall remain the property of PMG.

2. The customer may not move the products or portions thereof [underlined by hand] to a location other than that stated in the contract without the prior
      ----------------------------------------------------
written consent of PMG. The customer shall cause Philips experts to perform (at the customer's expense) the transport and installation work necessary in connection with the change in location.

The foregoing shall not apply to products which are intended for mobile use. In this instance, the consent of PMG shall be required if said products are to be removed from the territory of the Federal Republic of Germany.

3.    The customer [underlined by hand] shall not permit third parties to use
                                        -------------------------------------
the products without the prior written consent of PMG. The customer shall not be entitled to terminate the (sub)contract if PMG refuses to give its permission.

4.    [underlined by hand] The customer shall keep the products free from
                           ----------------------------------------------
encumbrances of any kind.  The customer shall notify PMG promptly of any third-
------------------------
party seizure of the products and shall provide PMG with all necessary information. The customer shall bear the costs in connection with all measures which are necessary in order to prevent third-party seizure and shall assist PMG in every way in securing PMG's ownership.

IX.   LIABILITY OF THE CUSTOMER FOR DAMAGE TO THE PRODUCT:

1. The customer shall treat the products in a careful manner, store them in a secure manner in order to prevent damage and theft and only use them in accordance with the intended use.

2. The customer shall bear the risk of all damage to the products. [underlined by hand] At the request of PMG, the customer shall enter into
                     ----------------------------------------------------
appropriate insurance contracts and document the conclusion of such contracts.
------------------------------------------------------------------------------

3.  In the event of loss, the customer shall, according to his election,
- return the affected portions to their contractual condition at his own expense,
- replace the products with products of equivalent value or replace the affected parts, with the replacement parts taking the place of the original products.

The occurrence of damage shall not release the customer from his obligation to pay compensation or from his other contractual obligations.

4. The customer shall report the loss event to PMG promptly. He shall simultaneously report fire, explosion and theft damages to the police authorities.

X. LIABILITY OF PMG: Compensatory damage claims of the customer, regardless of the type and legal basis, shall be barred [underlined by hand] unless PMG is
                                                                  -------------
charged with intentional conduct or gross negligence, is mandatorily liable on
----------------------------------------------------
the grounds of the absence of promised characteristics or violates a contractual duty which is substantial for purposes of achieving the contractual purpose.

XI. TENDER TO PURCHASE: 1. If the contract is terminated by the customer in a timely manner or if he accepts the offer of mutually agreeable premature contractual rescission (III. 4), the customer, at PMG's request, shall be obligated to purchase the products without any guarantee in the condition in which they existed at the end of the contract.

2. The purchase price shall be a monthly payment plus the prevailing value-added tax and, if applicable, a settlement payment pursuant to section III. 4.

XII. TERMINATION BY PMG: PMG may notice regular termination of the (sub-)use relationship no earlier than the first possible date of mutually agreeable contractual recession (III. 4) following the respective beginning of contractual payment; in the event of ordinary termination by PMG, the customer shall have no obligation to make a compensation payment.

XIII. EXTRAORDINARY TERMINATION: 1. The contract may be terminated without notice by either party for good cause.

2.    Good cause shall specifically exist for PMG if:

- the customer violates the provisions of this contract in a substantial manner or continues his [underlined by hand] contractually violative conduct or maintains the contractually violative condition despite having been warned by PMG;

-     the customer is in default on his [underlined by hand] payment for more
                                                             ----------------
      than two months;
      ---------------
- the asset situation of the customer deteriorates, specifically, if insolvency proceedings are opened or forced execution measures are introduced against him;
-     the customer moves his place of business/residence [underlined by hand]
      abroad;
      ------
- the customer, or an unauthorized third party directed by the customer, makes unauthorized [underlined by hand] maintenance or repair work or
                                              --------------------------
      other operations on the products.

3. If the grounds for termination relate only to a part of the product, and the other products are usable independently therefrom, the customer shall be solely entitled to corresponding partial termination.

4. If the customer ends a portion of the contract, and the products from the remaining portions of the contract become unusable for the customer as a result of the return of the products in question, the customer shall not be entitled to extraordinary termination of the remaining portions of the contract. The customer shall be free to accept the respective offer for mutually agreeable contractual recision in this connection in exchange for a settlement payment. The same shall apply in the case of the end of an independent contract concerning products which are related to the products under this contract.

5. The offer of early mutually agreeable contractual rescission may be accepted at any time by the heirs of the customer. Their right to early termination shall be barred. In the case of multiple customers, this shall also apply to the heirs of each individual customer.

XIV. COMPENSATORY DAMAGES IN THE EVENT OF EXTRAORDINARY TERMINATION: If the contract is ended in whole or in part by extraordinary termination declared by PMG, the customer shall compensate PMG for all damage which is incurred as a result of or in connection with the early end of the contractual relationship. Interest accruing on the statement of damages shall be computed at an interest rate of 3% above the prevailing Bundesbank discount rate at the time of termination.

XV. RETURN OF THE PRODUCTS: 1. The customer shall return the products to PMG in an orderly condition at his own expense. The customer shall order disassembly by Philips experts at his own expense.

2. If the customer uses a product after expiration of his right to do so, he shall--without prejudice to further claims--owe a sum in the amount of the monthly compensation for each month of use which is started.

XVI. DATA CONFIDENTIALITY PROTECTION: THE PERSONAL DATA OF THE CUSTOMER OBTAINED IN CONNECTION WITH THE BUSINESS RELATIONSHIP SHALL BE PROCESSED AT PMG OR THE ENTERPRISES AFFILIATED THEREWITH IN COMPLIANCE WITH THE STATUTORY PROVISIONS.

XVII. FINAL PROVISIONS: 1. PMG shall have the right to delegate to third parties the performance of the contractual duties which it owes to the customer, specifically the transport of the products.

2. Ancillary agreements, modifications and/or addenda to the contract, termination declarations etc., must be in writing in order to be effective. The formal requirements may only be waived by written agreement.

3. If one of the foregoing provisions is or should become invalid--regardless of the legal ground--the validity of the remaining provisions shall not be affected thereby.

4. The place of venue shall be Hamburg, if the customer is a statutory "merchant," a legal entity organized under public law or a public law special fund.

5.    The law of the Federal Republic of Germany shall apply.